Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com
September 11, 2019

Santander Drive Auto Receivables LLC

1601 Elm Street, Suite 800

Dallas, Texas 75201

Re:	Santander Drive Auto Receivables LLC

Registration Statement on Form SF-3 (No. 333-228364)

Ladies and Gentlemen:

We have acted as special tax counsel to Santander Drive Auto Receivables LLC (the “Seller”) and Santander Consumer USA Inc. (“SC”) in connection with the above-captioned Registration Statement (the “Registration Statement”) and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2-A Auto Loan Asset Backed Notes, the Class A-2-B Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes, the Class C Auto Loan Asset Backed Notes and the Class D Auto Loan Asset Backed Notes (collectively, the “Notes”) described in the final prospectus dated September 9, 2019 (the “Prospectus”), which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Drive Auto Receivables Trust 2019-4 (the “Issuer”), a trust formed by the Seller pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Seller and Wells Fargo Delaware Trust Company, N.A., as owner trustee. The Notes will be issued pursuant to an Indenture (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization and issuance of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the Trust Agreement and the Indenture (including the form of the Notes included as an exhibit thereto) and other documents prepared in connection with the issuance of the Notes (collectively, the “Operative Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Santander Drive Auto Receivables LLC

September 11, 2019

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the statements set forth in the Prospectus forming part of the Registration Statement (to the extent they relate to U.S. federal income tax consequences) under the captions “Summary of Terms—Tax Status” and “Material Federal Income Tax Consequences” constitute matters of U.S. federal income tax law or legal conclusions with respect thereto relating to U.S. federal tax matters, and to the extent such statements expressly state our opinions or state that our opinions have been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein (subject to the qualifications, assumptions, limitations and exceptions set forth therein).

Mayer Brown LLP

Santander Drive Auto Receivables LLC

September 11, 2019

We know that we are referred to under the captions referred to above included in the Prospectus, and we hereby consent to the use of our name therein and to use of this opinion for filing of this opinion as Exhibit 8.1 to a Form 8-K filed in connection therewith, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP